Exhibit 10.1

CDW SENIOR MANAGEMENT INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2010)

I. Introduction

1.1 Purpose. The CDW Senior Management Incentive Plan (the “Plan”) of CDW LLC, an Illinois limited liability company (the “Company”), is intended to provide incentives to certain senior officers and managers of the Company and its subsidiaries and affiliates and thereby advance the interests of the Company by attracting and retaining senior officers and managers and motivating such persons to act in the best interests of the Company’s equityholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Annual Incentive Award” shall mean a right, contingent upon the attainment of specified Performance Measures within an Annual Incentive Period and continued employment with the Company through the end of such Annual Incentive Period, to receive payment in cash, in shares of Common Stock, including restricted shares of Common Stock, in non-statutory stock options or in any combination of the foregoing, reduced by the sum of all Quarterly Incentive Awards received during such Annual Incentive Period.

“Annual Incentive Period” shall mean a fiscal year of the Company.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 3.6(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board. If the Board desires that compensation payable pursuant to awards under the Plan be qualified performance-based compensation, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean common stock of the Company following the conversion of the Company to a corporation, if applicable.

“Company” has the meaning specified in Section 1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The NASDAQ Stock Market on the date as of which such value is being determined or, if there shall be no reported transaction for such day, on the next preceding day for which a transaction was reported.

“Incentive Award” shall mean an Annual Incentive Award or a Quarterly Incentive Award.

“Incumbent Board” shall have the meaning set forth in Section 3.6(b)(2) hereof.

“Mature Shares” shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Participant” shall mean a senior officer or manager of the Company or a Subsidiary who has been selected for participation in the Plan by the Committee.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Quarterly Incentive Period or Annual Incentive Period as a condition to the holder’s receipt of the payment with respect to an Incentive Award. Such criteria and objectives may include or be based on one or more of the following: operating income, net income, EBITDA, earnings per share, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, return to stockholders (including dividends), return on equity, return on assets, revenues, market share, cash flow, cost reduction goals or contribution margin, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee (A) no later than 21 days after the beginning of the Quarterly Incentive Period (or such other time designated by the Internal Revenue Service) in the case of a Quarterly Incentive Award and (B) no later than 90 days after the beginning of the Annual Incentive Period (or such other time designated by the Internal Revenue Service) in the case of an Annual Incentive Award and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Quarterly Incentive Award” shall mean a right, contingent upon the attainment of specified Performance Measures within a Quarterly Incentive Period and continued employment with the Company through the end of such Quarterly Incentive Period, to receive payment in cash.

“Quarterly Incentive Period” shall mean one quarter of the fiscal year of the Company.

“Subsidiary” shall have the meaning set forth in Section 1.4.

1.3 Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the time and conditions of payment of the award and all other terms and conditions of the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that all or a portion of the Quarterly Incentive Period or the Annual Incentive Period applicable to any outstanding Incentive Award shall lapse, the Performance Measures applicable to any outstanding Incentive Award shall be deemed to be satisfied, the amount payable pursuant to such Incentive Award shall be calculated based on performance through the date specified in such action and such Incentive Award shall be payable in full. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for the administration of this Plan. The Committee may impose, incidental to the grant of an Incentive Award, conditions with respect to such grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may delegate some or all of its power and authority hereunder to the Chairman of the Board and Chief Executive Officer (the “CEO”) or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the CEO or other executive officers of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, price or an amount of an award to such officer or other person.

No member of the Board or Committee, and neither the CEO nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the CEO or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Organization and/or Limited Liability Company Agreement, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such senior officers and managers of the Company, its subsidiaries (individually a “Subsidiary” and collectively the “Subsidiaries”) and its affiliates, as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary or an affiliate. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Shares Available. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. Incentive Awards

2.1 Incentive Awards. The Committee may, in its discretion, grant Incentive Awards to such eligible persons as may be selected by the Committee.

2.2 Terms of Incentive Awards. Incentive Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Amount of Incentive Award. The amount of an Incentive Award shall be determined by the Committee; provided, however, that the maximum amount that may be paid to any Participant under any Quarterly Incentive Award for any Quarterly Incentive Period shall not exceed $750,000, and any Annual Incentive Award for any Annual Incentive Period shall not exceed $3,000,000. In no event may the aggregate amount paid to any Participant in respect of any fiscal year of the Company under any Annual Incentive Award and under all Quarterly Incentive Awards exceed $3,000,000.

(b) Performance Measures. The Performance Measures applicable to a Quarterly Incentive Award or an Annual Incentive Award shall be determined by the Committee based upon the achievement during the applicable Quarterly Incentive Period or Annual Incentive Period of the goals established by the Committee.

(c) Settlement of Quarterly Incentive Awards. Quarterly Incentive Awards may be settled only in cash.

(d) Settlement of Annual Incentive Awards. Annual Incentive Awards may be settled in cash, in shares of Common Stock, including restricted shares of Common Stock, in non-statutory stock options or in any combination of the foregoing, as determined by the Committee in its sole discretion.

(1) Settlement in Common Stock. If an Annual Incentive Award, or a portion thereof, is settled in shares of Common Stock, the Committee in its sole discretion shall determine all the terms and conditions relating to the award of shares of Common Stock, including any restrictions upon the transfer of such shares of Common Stock. The number of shares of Common Stock awarded to a participant in settlement of an Annual Incentive Award, or a portion thereof, shall be equal to the dollar amount of the Annual Incentive Award, or a portion thereof, to be paid in shares of Common Stock divided by the Fair Market Value of a share of Common Stock as of the date of the award of such shares of Common Stock.

(2) Settlement in Restricted Stock. If an Annual Incentive Award, or a portion thereof, is settled in restricted shares of Common Stock, such restricted shares shall be subject to forfeiture if the Participant holding such restricted shares does not remain continuously employed by the Company during the restriction period. The Committee in its sole discretion shall determine all of the terms relating to the restricted shares of Common Stock, including the length of the restriction period. Unless otherwise determined by the Committee, any Participant holding restricted shares of Common Stock shall have the rights of a stockholder of the Company, including the right to vote and receive dividends with respect to such restricted shares of Common Stock. The number of restricted shares of Common Stock granted to a Participant in settlement of an Annual Incentive Award, or a portion thereof, shall be equal to the dollar amount of the Annual Incentive Award, or portion thereof, to be paid in restricted shares of Common Stock divided by the Fair Market Value of a share of Common Stock as of the date of grant of such restricted shares of Common Stock.

(3) Settlement in Non-Statutory Stock Options. If an Annual Incentive Award, or a portion thereof, is settled by means of the grant of a non-statutory stock option, the Committee shall determine the number of shares of Common Stock subject to such stock option, the related exercise price per share of Common Stock, the period during which the stock option may be exercised, whether the stock option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time, the extent of the restrictions upon transfer of the stock option and all other terms and conditions applicable thereto. The number of shares of Common Stock subject to non-statutory stock options granted in settlement of an Annual Incentive Award, or a portion thereof, shall be equal to the dollar amount of the Annual Incentive Award, or a portion thereof, to be settled by means of the grant of a stock option, divided by an amount equal to the difference between the exercise price per share of Common Stock designated by the Committee with respect to such stock option and the Fair Market Value of a share of Common Stock as of the date of grant of such stock option. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted under this Plan during any fiscal year to any Participant shall be the number of shares prescribed by the Board, subject to adjustment as provided in Section 3.5.

2.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of a Quarterly Incentive Period or an Annual Incentive Period, or any cancellation or forfeiture of an Incentive Award upon a termination of employment with the Company of the holder of such Incentive Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Notwithstanding anything herein to the contrary, in furtherance of this Plan’s objective of retaining senior officers and managers of the Company, an Incentive Award shall not accrue on a pro rata basis and shall not become earned in any amount or to any extent unless and until a Participant has been employed by the Company throughout the entire applicable incentive period, at which time the Incentive Award will become earned in its entirety, subject to the Committee’s certification that the Performance Measures applicable to such Incentive Award have been satisfied.

III. General

3.1 Effective Date. This Plan, as amended and restated as set forth herein, shall become effective as of January 1, 2010, and shall apply to all awards granted after such effective date and to all awards outstanding as of such effective date.

3.2 Amendment and Termination of Plan. The Board may amend or terminate this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code No amendment or termination may impair the rights of a holder of an outstanding Incentive Award without the consent of such holder.

3.3 Non-Transferability of Awards. No Incentive Award and, unless otherwise specified in the Agreement relating thereto, no shares of Common Stock, restricted shares of Common Stock or stock options received in payment of an Annual Incentive Award, shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Each Incentive Award may be settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. No Incentive Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

3.4 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.5 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the class of securities available under this Plan, the maximum number and class of securities with respect to which options may be granted during any fiscal year to any person, the number and class of securities subject to each outstanding option and the purchase price per security and the number and class of securities subject to each outstanding restricted stock award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise, if any, of such award.

3.6 Change in Control.

(a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding stock options shall immediately become exercisable in full, (ii) the restriction period applicable to any outstanding restricted stock previously granted shall lapse, (iii) the Performance Measures applicable to any outstanding Incentive Award shall be deemed to be satisfied, the amount payable pursuant to such Incentive Award shall be calculated based on performance through the date of the Change in Control and such Incentive Award shall become payable in full and (iv) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of a stock option shall be appropriately adjusted by the Board, as constituted prior to such Change in Control (whose determination shall be final, binding and conclusive), such adjustments to be made in accordance with Section 409A of the Code.

(2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, then (i) each outstanding share of restricted stock shall be surrendered to the Company by the holder thereof, and be immediately canceled by the Company, and the holder thereof shall receive, within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such restricted stock award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control and (ii) the Board, as constituted prior to such Change in Control, may in its discretion require either (x) that each outstanding option be surrendered to the Company by the holder thereof and be immediately canceled by the Company, and that the holder receive, within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such stock option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the stock option or (y) that each outstanding stock option immediately become exercisable in full and that shares of capital stock of the surviving corporation in such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock available under this Plan, whether or not then subject to an outstanding option. In the event of any such substitution under subsection (y) hereof, the purchase price per share in the case of a stock option shall be appropriately adjusted by the Board, as constituted prior to such Change in Control (whose determination shall be final, binding and conclusive), such adjustments to be made in accordance with Section 409A of the Code. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act , of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 3.6(b) shall be satisfied, provided that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of 25% or more of the Outstanding Company Voting Securities, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date of approval of this Plan by the stockholders of the Company, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of approval of this Plan by the stockholders of the Company whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person or group for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed a member of the Incumbent Board;

(3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

3.7 Tax Withholding. The Company shall have the right to withhold any Federal, state, local or other taxes that may be required to be withheld in connection with an Incentive Award. With respect to any portion of an Annual Incentive Award that is paid in Common Stock, in restricted shares of Common Stock or as a non-statutory stock option, the Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such portion of an Annual Incentive Award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (ii)(B)-(E). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock, which would be required to satisfy such an obligation, shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.8 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

3.9 Governing Law. This Plan, each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

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